                                                                   EXHIBIT 10.11

                              M.D.C. HOLDINGS, INC.
                           2001 EQUITY INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

      THIS AGREEMENT, made as of the ______ day of ______________, ______, is between M.D.C. HOLDINGS, INC., a Delaware corporation (the "Company") and ____________________________ ("Employee").

      1. AWARD.

            (a) NUMBER OF SHARES. Pursuant to the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan (the "Plan"), the Company hereby grants to the Employee (_________ number of shares) shares (the "Restricted Shares") of the Company's $0.01 par value common stock (the "Stock"), effective as of _________________ the ("Effective Date"). As of the Effective Date, the Stock had a value of $_______ per share, subject to the restrictions described in this Agreement.

            (b) ISSUANCE OF RESTRICTED SHARES. The Restricted Shares shall be issued upon the Employee's acceptance of this Agreement and upon satisfaction of the conditions of this Agreement and the Plan.

            (c) INCORPORATION OF PLAN. The Employee acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Stock shall be subject to all of the terms and conditions of the Plan, which is incorporated in this Agreement by reference. Except as specifically otherwise provided herein, in the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control. Terms that are capitalized but not defined herein shall have the meanings assigned to such terms in the Plan.

      2. RESTRICTIONS.

            (a) FORFEITURE RESTRICTIONS. The prohibition against transfer and the obligation to surrender and forfeit the Restricted Shares upon termination of employment described below are referred to in this Agreement as "Forfeiture Restrictions." The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred, encumbered or disposed of to the extent then subject to Forfeiture Restrictions. If, prior to the lapse of the Forfeiture Restrictions the Employee resigns or is terminated for "cause" as defined in subsection 7.2(d) of the Plan, the Employee shall, for no consideration, forfeit to the Company the Restricted Shares that at that time remain subject to the Forfeiture Restrictions. The immediately preceding sentence shall not apply in the event of termination of employment on account of death Disability or retirement, as described in Section 2(b). The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

            (b) VESTING: LAPSE OF FORFEITURE RESTRICTIONS. The Forfeiture Restrictions shall not begin to lapse until _____________ of the Effective Date and shall lapse as to the Restricted Shares in accordance with the following schedule, provided that the Employee has been continuously employed by the Company from the Effective Date through the date of incremental vesting:

Anniversary of the          Lapse of               Cumulative
  Effective Date     Forfeiture Restriction    Unrestricted Stock
------------------   ----------------------   -------------------

Notwithstanding the foregoing vesting schedule, the Forfeiture Restrictions shall lapse as to a portion of the Restricted Shares in the event of the Employee's termination of employment on account of death, Disability or retirement pursuant to the Company's then-current retirement policy, if any. In such event, the Forfeiture Restrictions shall lapse with respect to a pro rata part of the Restricted Shares based on the ratio between the number of full months of employment completed at the time of termination of employment from the grant of the Restricted Shares to the total number of months of employment required for such Restricted Shares to be fully nonforfeitable and free from the Forfeiture Restrictions. Also, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares in the event Employee's employment is terminated by the Company other than for "cause" as defined in subsection 7.2(d) of the Plan.

      Notwithstanding the foregoing provisions of this Agreement, if the Forfeiture Restrictions would lapse because of a Corporate Transaction upon a determination of the Committee in accordance with Article V of the Plan, such Forfeiture Restrictions shall lapse only if the income that would be recognized by the Employee upon such lapse, including any "parachute payments" (within the meaning of section 280G of the Code), continues to be deductible by the Company, taking into account only the income resulting from the lapse of the Forfeiture Restrictions under this Agreement, as it may be modified by the Committee and excluding income from any other source that may be treated as a "parachute payment".

      3. CERTIFICATE. A certificate evidencing the Restricted Shares shall be issued in the name of the Employee. The Employee shall have the right to vote the Restricted Shares and to receive dividends with respect to the Restricted Shares unless and until the Restricted Shares are forfeited pursuant to the terms of this Agreement. The certificate shall bear a legend evidencing the nature of the restrictions and the Company shall cause the certificate to be delivered to the Secretary of the Company, or such other escrow agent as the Company may appoint, who shall retain physical custody of such certificate until the Forfeiture Restrictions lapse or the Restricted Shares are forfeited pursuant to this Agreement. Upon the request of the Company, the Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions prior to the forfeiture of the affected Restricted Shares, the Company shall cause a new certificate or certificates to be issued in the name of the Employee that shall not bear a legend representing the number of shares as to which the Forfeiture Restrictions have then lapsed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock, whether or not restricted, may be postponed until any required withholding taxes have been paid to the Company and for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

      4. TAX WITHHOLDING. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Employee for federal, state, or local income or employment tax purposes, the Employee shall make arrangements with the Company, including but not limited to the delivery of the amount of money or number of unrestricted shares of Stock, as the Company may require to meet its withholding obligations under applicable tax laws and regulations. Any election by the Employee to have shares of Stock withheld shall be subject to the sole discretion of the Company, and shall otherwise be made in accordance with Section 17.2 of the Plan. If the Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to the Employee any tax required to be withheld by reason of such income.

      5. SECURITIES LAWS. The Employee agrees that the Restricted Shares are not to be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if, in the opinion of counsel satisfactory to the Company, such proposed transfer would constitute a violation of any applicable securities law, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the Restricted Shares.

      6. EMPLOYMENT.

            (a) EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains either an employee of the Company, any successor corporation, or a parent or subsidiary corporation (as defined in section 424 of the Code).

            (b) NO GUARANTEE. Nothing contained in this Agreement shall confer upon the Employee any rights with respect to the continuation of his employment by the Company, or interfere with or restrict in any way the right of the Company at any time to terminate such employment (subject to the other terms of this Agreement and the terms of any other agreement between the Company and the Employee).

      7. COMMITTEE'S POWERS. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying, or altering any of the powers, rights, or authority vested in the Company's Board of Directors or the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan, including without limitation, the right to make certain determinations and elections with respect to the Restricted Shares. The Committee has the power to interpret the Plan and this Agreement, including the power to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in this Agreement, and to determine the rights of the Employee hereunder. All actions taken and interpretations and determinations made by the Committee in connection with the Plan and this Agreement shall be final and binding on the Employee, the Company, and all other interested parties.

      8. GENERAL.

            (a) NOTICES. All notices under this Agreement shall be given by certified mail or personal delivery and shall be effective when delivered or, on the third day after deposit in the United States mails with adequate postage, addressed as follows:

                  (i) If intended for the Employee, to the Employee's home address as listed in the records of the Company.

                  (ii) If intended for the Company, to the address of the principal business office of the Company, at 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237, Attention: Chief Financial Officer.

            (b) ENTIRE AGREEMENT; AMENDMENTS. This document sets forth the entire agreement between the parties. No provision of this Agreement may be altered, amended, or revoked except by an instrument signed by the Employee and the Company.

            (c) BINDING EFFECT. This Agreement shall extend to and be binding upon and inure to the benefit of the heirs, personal representatives, and successors of the parties.

            (d) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

            (e) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado.

      IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as set forth above.

                                         M.D.C.HOLDINGS, INC.

                                         By:____________________________________

                                         THE EMPLOYEE

                                         _______________________________________

                                         _______________________________________
                                              [PRINT NAME]